Exhibit 32.2

Certification of Chief Financial Officer Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the quarterly report of Orbital Infrastructure Group, Inc. (the "Company"), on Form 10-Q of the quarter ended September 30, 2022, I hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

(1)	The quarterly report fully complies with the requirements of Section 13 (a) or 15 (d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the quarterly report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By: /s/ Nicholas M. Grindstaff	Dated: November 14th, 2022
Nicholas M. Grindstaff
Chief Financial Officer